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                                                                     Exhibit 1.1

                             UNDERWRITING AGREEMENT

                                    U.S.$[*]

                    WESTPAC SECURITIES ADMINISTRATION LIMITED
                               SERIES [*]WST TRUST

                U.S.$ Class[*] Mortgage Backed Floating Rate Notes


                             UNDERWRITING AGREEMENT
                             ----------------------

                                                --- --,----


  [*]

Ladies and Gentlemen:

     Westpac Securities Administration Limited (ABN 77 000 049 472), a limited liability public company under the Corporations Act 2001 of the Commonwealth of Australia ("WSAL") in its capacity as trustee of the Series [*]WST Trust (the "Issuer Trustee") proposes to sell to the several Underwriters listed in
Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), U.S.$[*] principal amount of Class [*] Mortgage Backed Floating Rate Notes (the "Notes" or the "Class [*] Notes") issued by the Series [*]WST Trust (the "Trust"). Each Note will be secured by the assets of the Trust. The assets of the Trust include, among other things, a pool of variable and fixed rate residential housing loans (the "Housing Loans") originated or acquired by Westpac Banking Corporation (ABN 33 007 457 141) ("Westpac") including all monies at any time paid or payable thereon or in respect thereof from, on and after [*](the "Cut-Off Date") with respect to payments of principal and after the Closing Date (as defined herein) with respect to payments of interest, rights under certain insurance policies with respect to the Housing Loans, the collection account relating to the Trust and the rights of the Issuer Trustee under the Basic Documents. The Series [*] WST Trust will be created pursuant to the Master Trust Deed, dated February 14, 1997 (the "Master Trust Deed") between the Issuer Trustee and The Mortgage Company Pty Limited (ABN 86 070 968 302) and a series notice, to be dated [*] (the "Series Notice"), between the Issuer Trustee and Westpac Securitisation Management Pty Limited (ABN 73 081 709 211) (the "Trust Manager"), which sets forth specific provisions regarding the Trust and details the provisions of the Notes. The Note Trust Deed, dated [*] (the "Note Trust Deed") by and among the Issuer Trustee, the Trust Manager and [*] (the "Note Trustee") provides for the issuance and registration of the Notes in accordance with the terms and conditions attached thereto. Westpac will act as servicer (the "Servicer") of the Housing Loans. The Trust Manager and Westpac (except in its capacity as Servicer) are each a "Westpac Party" and collectively are referred to herein as the "Westpac Parties." The Notes are described in the Base Prospectus and Prospectus Supplement (hereinafter collectively, the "Prospectus"), which the Trust Manager has furnished to the Underwriters.
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     When used in this Agreement, "Basic Documents" shall mean the Master Trust
Deed, the Series Notice, the Servicing Agreement, the Notes, the Security Trust Deed, the Note Trust Deed, the Swap Agreements, the Agency Agreement and [any other specified document relevant to the transaction]. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Series Notice and the Master Trust Deed.

     In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Series [*] WST Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

     The Westpac Parties and the Issuer Trustee hereby agree with the Underwriters as follows:

1.   Offering.
     --------

     The Westpac Parties and the Issuer Trustee understand that the Underwriters intend (i) to make a public offering of their respective portions of the Notes as soon after the parties hereto have executed and delivered this Agreement as in the judgment of the Representatives is advisable and (ii) initially to offer the Notes upon the terms set forth in the Prospectus, and in compliance with all applicable laws and regulations.

2.   Purchase and Sale.
     -----------------

     Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Issuer Trustee, at the direction of the Trust Manager, agrees to sell the Notes to the several Underwriters as hereinafter provided, and each Underwriter agrees to purchase the Notes, severally and not jointly, from the Issuer Trustee the respective principal amount of Notes set forth opposite such Underwriter's name in Schedule I hereto at a price equal to [ ] of the principal amount of each Class of Notes. In connection with such purchase, Westpac will pay in immediately available funds to the Underwriters the commissions payable under the letter agreement relating to fees and expenses among Westpac and the Representatives (a copy of which is attached hereto as an exhibit).

3.   Delivery and Payment.
     --------------------

     Payment for the Notes shall be made by wire transfer in immediately available funds to the account specified by the Issuer Trustee to the Representatives no later than noon on [*], or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives and the Trust Manager may agree upon in writing.

     Payment for the Notes shall be made against delivery to the nominee of The Depository Trust Company ("DTC") for the account of the Representatives of one or more book-entry notes (the "Book-Entry Notes") representing the Notes, with any transfer taxes payable in connection with the transfer to the Underwriters of the Notes duly paid by the Issuer Trustee. The Book-Entry Notes will be made available for inspection by the Representatives at the office of Mayer, Brown & Platt, 1675 Broadway, New York, New York 10019 not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date. As used herein the term "Business Day"

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means any day other than a day on which banks are permitted or required to be closed in New York City, and the term "Closing Date" means [*].



4. Representations and Warranties of the Westpac Parties and the Issuer Trustee.
   ----------------------------------------------------------------------------

(a)      The Issuer Trustee represents and warrants to each Underwriter that:

         (i) since [*] (the date (Australian Eastern Standard Time) of the last due diligence call) there has been no material adverse change in the condition (financial or otherwise) of the Issuer Trustee except as disclosed in the Prospectus, which is material in the context of the Issuer Trustee performing its obligations and duties under the Notes and each Basic Document to which it is or is to be a party;

         (ii) Issuer Trustee is a corporation duly incorporated and existing under the laws of New South Wales; it is lawfully qualified and holds all Authorisations (as defined in the Master Trust Deed) necessary to carry on its business as described in the Prospectus and to issue the Notes and to act as required by each Basic Document to which it is or is to be a party and by law to comply with the requirements of any legislation and subordinate legislation (including, without limitation and to the extent relevant, any Consumer Credit Legislation (as defined in the Master Trust Deed)) and no other thing is required to be done (including without limitation the making of any filing or registration) in order to issue the Notes or to execute and act as required by each Basic Document to which it is to be a party;

         (iii) this Agreement has been duly authorized, executed and delivered by the Issuer Trustee. The Note Trust Deed will have been duly qualified under the Trust Indenture Act of 1939;

         (iv) the Notes have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Note Trust Deed and the Security Trust Deed, subject to general principles affecting creditors rights and general principles of equity. Each Basic Documents to which it is a party has been duly authorized, and, when executed and delivered by the Issuer Trustee and, each of the other parties thereto, each Basic Document to which it is a party will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against the Issuer Trustee in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

         (v) Issuer Trustee is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its Constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Notes and the performance by the

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Issuer Trustee of all of the provisions of its obligations under the Notes, the
Basic Documents to which it is a party and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which the Issuer Trustee is bound or to which any of the property or assets of the Trust is subject, nor will any such action result in any violation of the provisions of the Constitution of the Issuer Trustee or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer Trustee, or any of its properties; and, to the knowledge of the Issuer Trustee, no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Notes by the Underwriters;

         (vi) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer Trustee, threatened against or affecting the Issuer Trustee or the Trust or, to which the Issuer Trustee is or may be a party or to which the Issuer Trustee or any property of the Trust is or may be the subject, (a) asserting the invalidity of this Agreement or of any of the Basic Documents in relation to the Issuer Trustee, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents by the Issuer Trustee, (c) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes, (d) that could materially and adversely affect the performance of the Issuer Trustee of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents by the Issuer Trustee or (e) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Notes or the marketability of the Notes;

         (vii) the representations and warranties of the Issuer Trustee contained in the Basic Documents to which it is a party are true and correct in all material respects;

         (viii) [*] are independent public accountants with respect to the Issuer Trustee within the meaning of the Securities Act;

         (ix) to the Issuer Trustee's knowledge, no event has occurred which would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 24 of the Master Trust Deed;

         (x) [the Prospectus complies with the Listing Rules of the [*] (the " [*]"), and the Prospectus ( as of the date hereof (a) contains all the information required by section[*]; and (b) in the context of the issue of the Notes to be issued to persons other than residents of the United States of America, is accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the information therein, in

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the light of the circumstances under which it is given, not misleading and all reasonable inquiries have been made to ascertain the accuracy of all such information.];

         (xi) the Issuer Trustee has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the Issuer Trustee for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

         (xii) subject to compliance with Section 128F of the Income Tax Assessment Act 1936 of Australia (the "Tax Act") and compliance by the Underwriters with clause 12 hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Notes and the performance of the Issuer Trustee's obligations under the agreements to which it is to be a party and the Notes;

         (xiii) the Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Security Trust Deed) by a first floating charge over the assets of the Trust; and

         (xiv) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default under the Security Trust Deed.

(b)      The Trust Manager represents and warrants to each Underwriter that:

         (i) A Registration Statement for the registration of Mortgage Backed Notes (issuable in series), including the Notes, on Form S-3
               (No. 333-32944) has (a) been prepared by the Trust Manager in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (b) been filed with the Commission under the Securities Act and (c) become effective under the Securities Act. Copies of such Registration Statement have been delivered by the Trust Manager to the Underwriters. As used in this Agreement, "Effective Time" means the date and the time as of which such Registration Statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, at the Effective Time, including any documents incorporated by reference therein at such time; and "Prospectus" means such final prospectus dated _____, ____, as first supplemented by a prospectus supplement, relating to the Notes, as first filed with

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               the Commission pursuant to paragraph (1),(2), (3), (4) or (5) of
               Rule 424(b) of the Rules and Regulations [and any diskette attached to the Prospectus is hereinafter called the "Diskette"]. Reference made herein to the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the date of the Prospectus, and any reference to any amendment or supplement to the prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934 (the "Exchange Act") after the date of the Prospectus and incorporated by reference in the Prospectus, and any reference to any amendment or supplement to the Registration Statement shall be deemed to include any report filed with the Commission with respect to the Trust Manager pursuant to Section 13(a) or 15(d) of the Exchange Act after the date of the Prospectus that is incorporated by reference in the Registration Statement. There are no contracts or documents of the Trust Manager which are required to be filed as exhibits to the Registration Statement pursuant to the Securities Act or the Rules and Regulations which have not been so filed or incorporated by reference therein on or prior to the Effective Date of the Registration Statement. As interpreted by the SEC, the conditions for use of Form S-3 as set forth in the General Instructions thereto have been satisfied;

          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the Commission; and the Registration Statement and Prospectus [and any Diskette] (as amended or supplemented if the Trust Manager shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act") and do not and will not, as of the Effective Date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if, at the Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to: (a) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) of the Note Trustee under the Trust Indenture Act; (b) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust Manager in writing by such Underwriter through the Representatives expressly for use therein; (c) information (except as to any information or materials provided by a Westpac Party to produce such information) under the heading "Prepayment and Yield Considerations" in the Prospectus [and (d) any information in any Computational

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                     Materials or ABS Term Sheets (each as hereinafter defined)
                     (except as to any information or materials provided by a Westpac Party to produce such information) required to be provided by the Underwriters to the Company pursuant to Section ___;] [ or to the extent appropriate; (e) the Term Sheet Diskette or the Diskette to the extent that the information set forth in the Diskette is different than the information set forth in Appendix A to the Prospectus Supplement or the information set forth in the Term Sheet Diskette is different than the information set forth in the Term Sheet Master Tape];

              (iii) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission , as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to
                     --------
                     information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Trust Manager in writing by the Underwriters expressly for use therein;

              (iv) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Trust Manager, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, as supplemented or amended as of the Closing Date;

              (v) the Trust Manager is a corporation duly incorporated and validly existing under the Corporations Act 2001 of the Commonwealth of Australia, the Trust Manager has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the Basic Documents to which it is or is to be a party and carry out the transactions contemplated by such Basic Documents; the Trust Manager has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so

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                     qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents;

              (vi) this Agreement has been duly authorized, executed and delivered by the Trust Manager;

              (vii) each of the Basic Documents to which it is a party has been duly authorized by the Trust Manager, and, when executed and delivered by the Trust Manager and each of the other parties thereto, each of the Basic Documents to which it is a party will constitute a legal, valid and binding obligation of the Trust Manager, enforceable against the Trust Manager in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors rights generally and to general equitable principles;

              (viii) The Notes and the Basic Documents each will conform to the descriptions thereof in the Prospectus;

              (ix) the Trust Manager is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, its Constitution or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the performance by the Trust Manager of all of the provisions of its obligations under the Basic Documents to which it is a party and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Trust Manager is a party or by which the Trust Manager is bound or to which any of the property or assets of the Trust Manager is subject, nor will any such action result in any violation of the provisions of the Constitution of the Trust Manager or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust Manager, or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes or the consummation by the Trust Manager of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Notes by the Underwriters;

              (x) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the

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

                     knowledge of the Trust Manager, threatened against or affecting the Trust Manager or its properties or, to which the Trust Manager is or may be a party or to which the Trust Manager or any property of the Trust Manager is or may be the subject, (a) asserting the invalidity of this Agreement or of any of the Basic Documents in relation to the Trust Manager, (b) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Agreement or any of the Basic Documents, (c) that may adversely affect the federal or state income, excise, franchise or similar tax attributes of the Notes, (d) that could materially and adversely affect the performance of the Trust Manager of its obligations under, or the validity or enforceability of, this Agreement or any of the Basic Documents by the Trust Manager, or (e) which could individually or in the aggregate reasonably be expected to have a material adverse effect on the interests of the holders of the Notes or the marketability of the Notes;

              (xi) the representations and warranties of the Trust Manager contained in the Basic Documents to which it is a party are true and correct in all material respects;

              (xii) [*] are independent public accountants with respect to the Trust Manager within the meaning of the Securities Act;

              (xiii) the Trust Manager owns, possesses or has obtained all
                     Authorisations (as defined in the Master Trust Deed), licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the Basic Documents, and the Trust Manager has not received any actual notice of any proceeding relating to revocation or modification of any such Authorisation, license, permit, certificate, consent, order, approval or other authorization; and the Trust Manager is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents;

              (xiv) no event has occurred which would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 24 of the Master Trust Deed;

              (xv) [the Prospectus complies with the Listing Rules of the [*] Exchange and the Prospectus contains all the information required by section[*];]

              (xvi) the Trust Manager has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the Trust Manager for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets;

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

        (xvii) subject to compliance with Section 128F of Tax Act and compliance by the Underwriters with clause 12 of this Agreement, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Notes and the performance of the Trust Manager's obligations under the agreements to which it is to be a party and the Notes; and

        (xviii) no event has occurred or circumstances arisen which, had the Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute an Event of Default under the Security Trust Deed.


(c)      Westpac represents and warrants to each Underwriter that:

         (i) Westpac is a corporation organized under the laws of New South Wales, Australia;

         (ii) this Agreement has been duly authorized, executed and delivered by Westpac;

         (iii) the representations and warranties of Westpac contained in the Basic Documents are true and correct in all materialn respects;

         (iv) since , (which was the date (Australian Eastern Standard Time) of the last due diligence call) there has been no material adverse change in the condition (financial or otherwise), or earnings of Westpac or the Westpac Group; and

         (v) as of the Closing Date, Westpac will have transferred to the Issuer Trustee a valid equitable assignment of each related Housing Loan offered for sale by it to the Issuer Trustee.


5.       Covenants and Agreements.
         ------------------------

(a) Each Underwriter represents and warrants to and agrees with the Trust Manager that as of the date hereof and as of the Closing Date, such Underwriter has complied with all of its obligations hereunder, including, without limitation, Section ___, and, with respect to all Computational Materials and ABS Term Sheets provided by such Underwriter to the Trust Manager pursuant to Section ____, if any, such Computational Materials and ABS Term Sheets are accurate in all material respects (taking into account the assumptions explicitly set forth in the Computational Materials or ABS Term Sheets, except to the extent of any errors therein that are caused by errors in the information provided by any Westpac Party) and include all

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

assumptions material to the preparation thereof. The Computational Materials and ABS Term Sheets provided by such Underwriter to the Trust Manager constitute a complete set of all Computational Materials and ABS Term Sheets delivered by such Underwriter to prospective investors that are required to be filed with the Commission.

(b) It is understood that each Underwriter may prepare and provide to prospective investors certain Computational Materials and ABS Term Sheets (each as defined below) in connection with its offering of the Notes, subject to the following conditions to be satisfied by such Underwriter:

         (i) In connection with the use of Computational Materials, such Underwriter shall comply with all applicable requirements of the No-Action Letter of May 20, 1994 issued by the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, as made applicable to other issuers and underwriters by the Commission in response to the request of the Public Securities Association dated May 24, 1994 (collectively, the "Kidder/PSA Letter"), as well as the PSA Letter referred to below. In connection with the use of ABS Term Sheets, such Underwriter shall comply with all applicable requirements of the No-Action Letter of February 17, 1995 issued by the Commission to the Public Securities Association (the "PSA Letter" and, together with the Kidder/PSA Letter, the "No-Action Letters");

         (ii) For purposes hereof, "Computational Materials" as used herein shall have the meaning given such term in the No-Action Letters, but shall include only those Computational Materials that have been prepared or delivered to prospective investors by or at the direction of any Underwriter. For purposes hereof, "ABS Term Sheets" and "Collateral Term Sheets" as used herein shall have the meanings given such terms in the PSA Letter but shall include only those ABS Term Sheets or Collateral Term Sheets that have been prepared or delivered to prospective investors by or at the direction of any Underwriter;

         (iii) (A) All Computational Materials and ABS Term Sheets provided to prospective investors that are required to be filed pursuant to the No-Action Letters shall bear a legend on each page including the following statement:

                "THE INFORMATION HEREIN HAS BEEN PROVIDED SOLELY BY [NAME OF [APPLICABLE] UNDERWRITER]. NEITHER THE ISSUER OF THE NOTES NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION HEREIN. THE INFORMATION HEREIN IS PRELIMINARY AND WILL BE SUPERSEDED BY THE APPLICABLE PROSPECTUS AND BY ANY OTHER INFORMATION SUBSEQUENTLY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION."

               (B) In the case of Collateral Term Sheets, such legend shall also include the following statement:

                "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE POOL OF HOUSING LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT RELATING TO THE NOTES AND [, EXCEPT WITH RESPECT TO THE INITIAL COLLATERAL TERM SHEET PREPARED BY THE UNDERWRITERS,] SUPERSEDES ALL INFORMATION CONTAINED IN ANY COLLATERAL TERM SHEETS RELATING TO THE POOL OF HOUSING LOANS PREVIOUSLY PROVIDED BY [NAME OF [APPLICABLE] UNDERWRITER]."

                Upon reasonable notice the Trust Manager shall have the right to require additional specific legends or notations to appear on any Computational Materials or ABS Term Sheets, the right to require changes regarding the use of terminology and the right to determine the types of information appearing therein. Notwithstanding the foregoing, subsections (b)(iii)(A) and (b)(iii)(B) will be satisfied if all Computational Materials and ABS Term Sheets referred to therein bear a legend in a form previously approved in writing by the Trust Manager;

         (iv) Such Underwriter shall provide the Trust Manager with representative forms of all Computational Materials and ABS Term Sheets prior to their first use, to the extent such forms have not previously been approved by the Trust Manager for use by the Underwriters. Such Underwriter shall provide to the Trust Manager, for filing on Form 8-K as provided in Section ____, copies (in such format as required by the Trust Manager) of all Computational Materials and ABS Term Sheets that are required to be filed with the Commission pursuant to the No-Action Letters. Such Underwriter may provide copies of the foregoing in a consolidated or aggregated form including all information required to be filed. All Computational Materials and ABS Term Sheets described in this subsection (b) must be provided to the Trust Manager not later than 10:00 a.m. New York time one Business Day before filing thereof is required pursuant to the terms of this Agreement. Such Underwriter agrees that it will not provide to any investor or prospective investor in the Notes any Computational Materials or ABS Term Sheets on or after the day on which Computational Materials and ABS Term Sheets are required to be provided to the Trust Manager pursuant to this subsection (b) (other than copies of Computational Materials or ABS Term Sheets previously submitted to the Trust Manager in accordance with this subsection
(b)for filing pursuant to subsection (b) (vi) hereof unless such Computational Materials or ABS Term Sheets are preceded or accompanied by the delivery of a Prospectus to such investor or prospective investor;

         (v) All information included in the Computational Materials and ABS Term Sheets shall be generated based on substantially the same methodology and assumptions that are used to generate the information in the Prospectus Supplement as set forth therein; provided, however, that the Computational Materials and ABS Term Sheets may include information based on alternative methodologies or assumptions if specified therein. If any Computational Materials or ABS Term Sheets delivered by such Underwriter that are required to be filed were based on assumptions with respect to the pool of mortgages to be securitized that differ from the final information in relation to the pool of mortgages to be securitized in any material respect or on

Note structuring terms that were revised in any material respect prior to the printing of the Prospectus, such Underwriter shall prepare revised Computational Materials or ABS Term Sheets, as the case may be, based on the final information with respect to the securitized pool of housing loansand final structuring assumptions, circulate such revised Computational Materials and ABS Term Sheets to all recipients of the preliminary versions thereof that indicated orally to such Underwriter they would purchase all or any portion of the Notes, and include such revised Computational Materials and ABS Term Sheets (marked, "as revised") in the materials delivered to the Trust Manager pursuant to subsection
(d) above;

         (vi) The Trust Manager shall not be obligated to file any Computational Materials or ABS Term Sheets that have been determined to contain any material error or omission, provided that, at the request of the applicable Underwriter, the Trust Manager will file Computational Materials or ABS Term Sheets that contain a material error or omission if clearly marked "superseded by materials dated _________" and accompanied by corrected Computational Materials or ABS Term Sheets that are marked "material previously dated , as corrected." In the event that within the period during which the Prospectus relating to the Notes is required to be delivered under the Act, any Computational Materials or ABS Term Sheets delivered by an Underwriter are determined, in the reasonable judgment of the Trust Manager or such Underwriter, to contain a material error or omission, such Underwriter shall prepare a corrected version of such Computational Materials or ABS Term Sheets, shall circulate such corrected Computational Materials and ABS Term Sheets to all recipients of the prior versions thereof that either indicated orally to such Underwriter they would purchase all or any portion of the Notes, or actually purchased all or any portion thereof, and shall deliver copies of such corrected Computational Materials and ABS Term Sheets (marked, "as corrected") to the Trust Manager for filing with the Commission in a subsequent Form 8-K submission (subject to the Trust Manager's obtaining an accountant's comfort letter in respect of such corrected Computational Materials and ABS Term Sheets);

         (vii) If an Underwriter does not provide any Computational Materials or ABS Term Sheets to the Trust Manager pursuant to this subsection (b), such Underwriter shall be deemed to have represented, as of the Closing Date, that it did not provide any prospective investors with any information in written or electronic form in connection with the offering of the Notes that is required to be filed with the Commission in accordance with the No-Action Letters, and such Underwriter shall provide the Trust Manager;

         (viii) In the event of any delay in the delivery by such Underwriter to the Trust Manager of all Computational Materials and ABS Term Sheets required to be delivered in accordance with this subsection (b), or in the delivery of the accountant's comfort letter in respect thereof pursuant to subsection (b) (vi) above the Trust Manager shall have the right to delay the release of the Prospectus to investors or to the Underwriters, to delay the Closing Date and to take other appropriate actions, in each case as necessary in order to allow the Trust Manager to comply with its agreement set forth in subsection (b) (vi) hereof to file the Computational Materials and ABS Term Sheets by the time specified therein;

         (ix) Each Underwriter represents that it has in place, and covenants that it shall maintain internal controls and procedures which it reasonably believes to be sufficient to ensure full compliance with all applicable legal requirements of the No-Action Letters with respect to the generation and use of Computational Materials and ABS Term Sheets in connection with the offering of the Notes; and

         (x) [Notwithstanding anything herein to the contrary, for purposes of this Agreement, neither the Preliminary Diskette nor the Diskette shall be deemed to be Computational Materials or ABS Term Sheets.]

         Each Underwriter represents and warrants that, if and to the extent it provided any prospective investors with any Computational Materials or ABS Terms Sheets prior to the date hereof in connection with the offering of the Notes, all of the conditions set forth in clauses (i) through (viii) above have been or, to the extent the relevant condition requires action to be taken after the date hereof, will be, satisfied with respect thereto.

(c) The Trust Manager covenants and agrees with each of the several underwriters as follows:

         (i) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the time required thereby; to make no further amendment or any supplement to the Registration Statement or to the Prospectus prior to the Closing Date except as permitted herein; to advise the Underwriters, promptly after it receives notice thereof, of the time, during the period that a Prospectus is required to be delivered in connection with the offer and sale of the Notes, when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Underwriters with copies thereof; to file promptly all reports or definitive proxy or information statements required to be filed by the Trust Manager with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes, to promptly advise the Underwriters of its receipt of notice of the issuance by the Commission of any stop order or of: (a) any order preventing or suspending the use of the Prospectus with respect to the Notes; (b) the suspension of the qualification of the Notes for offering or sale in any jurisdiction; (c) the initiation of or threat of any proceeding for any such purpose; (d) any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Trust Manager promptly shall use its best efforts to obtain the withdrawal of such order by the Commission;

         (ii) To furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, including all consents and exhibits filed therewith;

         (iii) To deliver promptly to the Underwriters such number of the following documents as the Underwriters shall reasonably request: (a) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case including exhibits); (b) the Prospectus and any amended or supplemented Prospectus; and (c) any document filed by the Trust Manager and incorporated by reference in the Prospectus (including exhibits thereto). If the delivery of a prospectus is required at any time prior to the expiration of nine months after the Effective Time in connection with the offering or sale of the Notes, and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, the Trust Manager shall notify the Underwriters and, upon the request of the Underwriters, shall file such document and prepare and furnish without charge to the Underwriters and provide as many copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which corrects such statement or omission or effects such compliance, and in case the Underwriters are required to deliver a Prospectus in connection with sales of any of the Notes at any time nine months or more after the Closing Date, upon the request and expense of the Underwriters, the Trust Manager shall prepare and deliver to the Underwriters as many copies as the Underwriters may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act. Neither the Underwriters' consent nor the Underwriters' delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 of this agreement;

         (iv) To file promptly with the Commission any amendment to the Registration Statement or the Prospectus or any supplement to the Prospectus that may, in the reasonable judgment of the Trust Manager or the Underwriters, be required by the Securities Act or requested by the Commission;

         (v) Prior to filing with the Commission any (a) supplement to the Prospectus or (b) Prospectus pursuant to Rule 424 of the Rules and Regulations, to furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Underwriters to the filing, which consent shall not be reasonably upheld;

         (vi) To use its best efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters and Trust Manager may agree, and maintain or cause to be maintained such qualifications in effect for as long as may be required for the distribution of the Notes; provided that the Trust Manager shall not be required to become
           --------
subject to any general consent to service of process or jurisdiction in any jurisdiction in which it is not subject as of the date of this Agreement. The Trust Manager will file or cause the filing of such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been so qualified;

         (vii) to make generally available to the holders of the Notes and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Trust occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

         (viii) so long as the Notes are outstanding, to furnish to the Representatives (a) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the Trustee, (b) copies of each amendment to any of the Basic Documents, (c) on each Determination Date or as soon thereafter as practicable, the Bond Factor as of the related Record Date shall be available to the Representatives on [Bloomberg and Reuters], (d) copies of all reports or other communications (financial or other) furnished to holders of the Notes, and copies of any reports and financial statements furnished to or filed with the Commission, any governmental or regulatory authority or any national securities exchange and (e) from time to time such other information concerning the Trust or the Trust Manager as the Representatives may reasonably request;

         (ix) to the extent, if any, that the ratings provided with respect to the Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Trust Manager, the Trust Manager shall use its best efforts to furnish such documents and take any other such action;

         (x) [to list the Notes on the [*] Exchange and to use its best efforts to maintain such listing for as long as any of the Notes are outstanding; provided, however, if such listing becomes impossible, each of the Issuer Trustee and the Trust Manager will use their best efforts to obtain, and will thereafter use its best efforts to maintain a quotation for, or listing of, the Notes on such other exchange as is commonly used for the quotation or listing of debt securities as they may, with the approval of the Representatives, decide;]

         (xi) [to furnish from time to time copies of the Prospectus and any and all documents, instruments, information and undertakings (in addition to any already published or lodged with the [*] Exchange) and publish all advertisements or other material and to comply with any other requirements of the [*];]

         (xii) to assist the Representatives to make arrangements with DTC, the Euroclear system ("Euroclear"), [Austraclear] and Clearstream Banking, Societe Anonyme (formerly Cedelbank) ("Clearstream Luxembourg") concerning the issue of the Notes and related matters; and

         (xiii) to not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Notes not being assigned the ratings referred to in Section 6(n) below.

(d) [The Trust Manager shall file the Computational Materials and ABS Term Sheets (if any) provided to it by the Underwriters under subsection (b) (vi) hereof with the Commission pursuant to a Current Report on Form 8-K by 10:00 a.m. on the morning the Prospectus is delivered to the Underwriters or, in the case of any Collateral Term Sheet required to be filed prior to such date, by 10:00 a.m. on the second Business Day following the first day on which such Collateral Term Sheet has been sent to a prospective investor; provided, however, that prior to such filing of the Computational Materials and ABS Term Sheets (other than any Collateral

Term Sheets that are not based on the Pool Information) by the Trust Manager, each Underwriter must comply with its obligations pursuant to subsection (b)
(vi) hereof and the Trust Manager must receive a letter from ____________________., certified public accountants, satisfactory in form and substance to the Trust Manager and its counsel, to the effect that such accountants have performed certain specified procedures, all of which have been agreed to by the Trust Manager, as a result of which they determined that all information that is included in the Computational Materials and ABS Term Sheets (if any) provided by the Underwriters to the Trust Manager for filing on Form 8-K, as provided in subsection (b) (vi) hereof and this subsection (b) (vi) hereof, is accurate except as to such matters that are not deemed by the Trust Manager to be material. The Trust Manager shall file any corrected Computational Materials described in Section ____(f) as soon as practicable following receipt thereof. The Trust Manager also will file with the Commission within fifteen days of the issuance of the Certificates a Current Report on Form 8-K (for purposes of filing the Basic Documents).]

(e) The Issuer Trustee covenants and agrees with each of the Westpac Parties and each of the several Underwriters as follows:

         (i) to use the net proceeds received by the Issuer Trustee from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds;"

         (ii) the Issuer Trustee will notify the Representatives promptly after it becomes actually aware of any matter which would make any of its representations, warranties, agreements and indemnities herein untrue if given at any time prior to payment being made to the Issuer Trustee on the Closing Date and take such steps as may be reasonably requested by the Representatives to remedy and/or publicize the same;

         (iii) the Issuer Trustee will pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Agreements or in connection with the issue and distribution of the Notes or the enforcement or delivery of this Agreement;

         (iv) the Issuer Trustee will use all reasonable endeavors to procure satisfaction on or before the Closing Date of the conditions referred to in
Section 6 below and, in particular (a) the Issuer Trustee shall execute those of the Basic Documents not executed on the date hereof on or before the Closing Date, and (b) the Issuer Trustee will assist the Representatives to make arrangements with DTC, [Austroclear] [Euroclear and Cedelbank] concerning the issue of the Notes and related matters;

         (v) the Issuer Trustee will procure that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers;

         (vi) the Issuer Trustee will perform all its obligations under each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date; and

         (vii) the Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Notes not being assigned the ratings referred to in Section (d)(xiii) below; and the Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document nor execute any of the Basic Documents other than in the agreed form without the consent of the parties hereto.

(f) Westpac covenants and agrees with each of the several Underwriters that whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, all fees, costs and expenses incident to the performance of its obligations hereunder, including commissions payable, in immediately available funds to the Underwriters for the performance of their obligations under this Agreement, shall be paid as set forth in a letter (the "Fee Letter") dated as of[ ] among Westpac and the Representatives.

6.       Conditions to the Obligations of the Underwriters.
         -------------------------------------------------

         The several obligations of the Underwriters hereunder are subject to the performance by the Westpac Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions:

         (i) the Underwriters shall have received confirmation of the effectiveness of the Registration statement and that no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and the Prospectus shall have been filed with the Commission pursuant to Rule 424 (b) under the Act Any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus shall have been complied with;

         (ii) the representations and warranties of the Westpac Parties and the Issuer Trustee contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the representations and warranties of the Westpac Parties in the Basic Documents will be true and correct on the Closing Date; and each Westpac Party and the Issuer Trustee shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder and under the Basic Documents to which each is party, at or prior to the Closing Date;

         (iii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading of the long-term debt of Westpac;

         (iv) since the respective dates as of which information is given in the Prospectus there shall not have been any material adverse change in or affecting the condition (financial or otherwise), earnings, general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Westpac Parties, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the Closing Date on the terms and in the manner contemplated in the Prospectus;

         (v) the Representatives shall have received on and as of the Closing Date a certificate of an executive officer of each Westpac Party, with specific knowledge about financial matters of such Westpac Party, satisfactory to the Representatives to the effect set forth in subsections 6(ii) through (iv);

         (vi) Allens Arthur Robinson ,Australian counsel for Westpac, the Trust Manager and the Servicer, shall have furnished to the Representatives their written opinion (covering inter alia Australian tax matters), dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; on the date hereof and also on the Closing Date, each of [*] shall have furnished to the Underwriters letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters;

         (vii) the Representatives shall have received on and as of the Closing Date an opinion of [Sidley Austin Brown & Wood llp], counsel to the Underwriters, with respect to the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (viii) [Mayer Brown & Platt], United States counsel for Westpac, the Issuer Trustee and the Trust Manager, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (ix) [Mayer Brown & Platt], United States federal income tax counsel for Westpac, the Issuer Trustee and the Trust Manager, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives;

         (x) [*], counsel for the Issuer Trustee, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (xi) [*], counsel for the Note Trustee, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

         (xii) Counsel to the Interest Rate Swap Provider and Currency Swap Providers shall have furnished to the Representatives their written opinion and substance satisfactory to the Representatives; the Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative;

         (xiii) at the Closing Date, the Class [*]Notes shall have been rated ["AAA" by Standard & Poor's Ratings Services, A Division of The McGraw-Hill Companies, Inc. ("Standard and Poor's") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and together with Standard and Poor's the "Rating Agencies"] as evidenced by letters from the Rating Agencies;

         (xiv) the execution and delivery by all parties thereto of the Basic Documents on or prior to the Closing Date;

         [(xv) the [*]Exchange shall have agreed on or prior to the Closing Date to list the Notes]; and

         (xvi) on or prior to the Closing Date the Westpac Parties and the Issuer Trustee shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.



7.       Indemnification and Contribution.
         --------------------------------

(a) Each of Westpac and the Trust Manager, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each affiliate of an Underwriter which assists such Underwriter in the distribution of the Securities, and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, (collectively the "Underwriter Parties") from and against any and all losses, claims, damages and liabilities (including, without limitation, the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in the Prospectus (as amended and supplemented if the Trust Manager shall have furnished any amendments or supplements thereto) (other than to the extent any losses, claims, damages or liabilities arise as a result of any information under the heading ["Prepayment and Yield Considerations"]), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Trust Manager in writing by such Underwriter through the Representatives expressly for use therein or (ii) that such indemnity with respect to the Prospectus shall not inure to the benefit of any Underwriter Party from whom the person asserting any such loss, claim, damage or liability purchased the Notes which are the subject thereof if such person did not receive a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Notes to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in such Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented); and (iii) Westpac and the Trust Manager will not be liable in any case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein relating to any information included in Computational Materials or ABS Term Sheets that have been superseded by revised Computational Materials or ABS Terms Sheets if such Underwriter has not complied with its obligation to circulate revised Computational Materials and ABS Terms Sheets in accordance with Section 5(b) or has not delivered them to the Trust Manager no later than one (1) Business Day after delivery to investors provided that the Westpac Parties shall indemnify each underwriter to the extent any misstatement or omission is in information provided by a Westpac Party to the Underwriters.

(b) To the extent that any payment of damages by Westpac pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to "Guidance Note AGN 120.3 - Purchase and Supply of Assets (including Securities Isued by SPVs)", such payment shall be subject to the conditions specified in Paragraph 15 therein. Westpac shall not be liable to make a payment of damages pursuant to subsection 7(a) above where such payment is required to be approved by the Australian Prudential Regulation Authority and that approval has been refused.

(c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Trust Manager, its directors, its officers who sign the Registration Statement, the Issuer Trustee and Westpac and each person who controls any of the Westpac Parties or the Issuer Trustee within the meaning of
Section 15 of the Securities Act and Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Westpac Parties to each Underwriter, but only with reference to information relating to (i) the ["Plan of Distribution"] section in the Prospectus furnished to the Trust Manager in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto and (ii) the Computational Materials and ABS Term Sheets delivered to investors by such Underwriter, except to the extent of any errors in the Computational Materials or ABS Term Sheets [or to the extent applicable: Term Sheet Diskettes] that are caused by errorsin any computer tape (or other information) furnished to any Underwriter by or on behalf of the Westpac Parties concerning the assets of the trust.

(d) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to Subsections (a) or (b) above, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the

Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes, and such control persons of Underwriters shall be designated in writing by the Representatives and any such separate firm for the Trust Manager, its directors, its officers who sign the Registration Statement, and Westpac and such control persons of any of the Westpac Parties shall be designated in writing by the Trust Manager. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this subsection (c), the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (a) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (b) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

(e) If the indemnification provided for in subsections (a) or (b) above is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such subsection, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other hand from the offering of the Notes and also the relative fault of the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering received by the Westpac Parties and the Issuer Trustee and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Notes. The relative fault of the Westpac Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Westpac Parties or the Issuer Trustee or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f) The Westpac Parties, the Issuer Trustee and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in this subsection (d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes set forth opposite their names in Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(g) The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Westpac Parties, the Issuer Trustee and Underwriters set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Westpac Parties or the Issuer Trustee, its officers or directors or any other person controlling the Westpac Parties or the Issuer Trustee and (iii) acceptance of and payment for any of the Notes.


8.       Termination.
         -----------

         Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Trust Manager, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, (ii) trading of any securities of or guaranteed by any of the Westpac Parties or the Issuer Trustee shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York, Sydney, Australia or [London, England] shall have been declared by either Federal or New York or related authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Notes on the terms and in the manner contemplated in the Prospectus.

9.       Default of Underwriters.
         -----------------------

         If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Notes set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Notes that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Notes without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Notes which it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representatives and the Trust Manager for the purchase of such Notes are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Trust Manager. In any such case either you or the Trust Manager shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

10.      Expenses Upon Termination.
         -------------------------

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Westpac Parties or the Issuer Trustee to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any of the Westpac Parties or the Issuer Trustee shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, Westpac agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder as set forth in the Fee Letter.

11.      Fee Letter.
         -----------

         Notwithstanding any term or provision herein in relation to fees and expenses, any obligation of reimbursement of such fees or expenses by a Westpac Party shall be subject to, and where applicable, superceded by, the terms and provisions of the Fee Letter, (attached as Exhibit 1 hereto) executed by [*] and Westpac.

12.      Selling Restrictions.
         --------------------

(a) No prospectus or other disclosure document in relation to the Notes has been lodged with, or registered by, the Australian Securities and Investment Commission or the Australian Stock Exchange Limited. Each Underwriter represents and agrees that in connection with the initial distribution of the Notes:

         (i) it has not (directly or indirectly) offered for subscription or purchase or issued invitations to subscribe for or buy nor has it sold, the Notes,

         (ii) will not (directly or indirectly) offer for subscription or purchase or issue invitations to subscribe for or buy nor will it sell the Notes,

         (iii) has not distributed and will not distribute any draft or definitive offering memorandum or prospectus, or any advertisement or other offering material;

in the Commonwealth of Australia, its territories or possessions ("Australia"); unless:

                (A) the written consent of the Trust Manager has been obtained and,

                (B) the amount payable on acceptance of the offer for the Notes by each offeree or invitee is a minimum amount of A$500,000 (or its equivalent in other currency) (disregarding amounts, if any, lent by the Issuer Trustee or other person offering the Note or an associate of either of them) or the offer or invitation is otherwise an offer or invitation for which no disclosure is required to be made under Part 6D.2 of the Corporations Law and the Corporations Regulations made under the Corporations Law;

                (C) the offer, invitation or distribution complies with all applicable laws, regulations and directives and does not require any document to be lodged with the Australian Securities and Investments Commission; and

                (D) the Notes will not be acquired by an associate of [Westpac] within the meaning of s128F of the Tax Act (other than in the capacity of an underwriter in relation to a placement of the Note) as identified on a list provided by Westpac.

                In addition, each Underwriter has agreed that, in connection with the primary distribution of any Notes, it will not sell any Notes to any person if, at the time of such sale, the employees of the underwriter aware of, or involved in, the sale knew or had reasonable grounds to suspect that, as a result of such sale, such Notes or an interest in such Notes were being, or would later be, acquired (directly or indirectly) by an associate of the Issuer Trustee for the purposes of s128F(9) of the Tax Act (other than in the capacity of a dealer, underwriter or manager in relation to the placement of the Notes).

         (b) Each Underwriter (severally, not jointly) undertakes to offer, within 30 days of issue, the Notes goverened by this Agreement, in one or more of the ways covered by any of paragraphs (a) to (d) of Section 128F(3) of the Tax Act, and in any case it has announced on behalf of the Issuer
Trustee in relation to the offer that Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Clearstream Luxembourg will confer rights in the Notes under Book-Entry Notes. Each Underwriter will provide the Issuer Trustee (within five Business Days of the offer of Notes by it) a written statement which sets out details of the relevant offer.

         (c) Each Underwriter (severally, not jointly) agrees to co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee to demonstrate that the public offer test under section 128F of the Tax Act has been satisfied, provided that no Underwriter shall be obliged to disclose the identity of the purchaser of any Note or any information from which such identity might/would be capable of being ascertained, or any information the disclosure of which would be contrary to or prohibited by any relevant law, regulation or directive; and

         (d) Each Underwriter acknowledges that no representation is made by the Issuer Trustee or any Underwriter that any action has been or will be taken in any jurisdiction by the Issuer Trustee or any Underwriter that would permit a public offering of the Notes, or possession or distribution of the Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required. Each Underwriter will comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sell or delivers Notes or has in its possession or distributes the Prospectus or any other offering material, in all cases at its own expense.



13.      Certain Matters Relating to the Issuer Trustee.
         ----------------------------------------------

         The Issuer Trustee enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this Agreement or the Trust can be enforced against the Issuer Trustee only to the extent to which it can be satisfied out of assets of the Trust out of which the Issuer Trustee is actually indemnified for such liability. This limitation of the Issuer Trustee's liability applies despite any other provisions of this Agreement and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or Transaction related to this Agreement or the Trust.

         The parties other than the Issuer Trustee may not sue the Issuer Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed) or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the Issuer Trustee.

         The provisions of this clause 13 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under the Master Trust Deed or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification out of the assets of the Trust as a result of the Issuer Trustee's fraud, negligence or breach of trust.

         It is acknowledged that the [Trust Manager, the Servicer, the Currency Swap Providers, the Note Trustee, the Principal Paying Agent, the other Paying Agents and the Agent Bank] (each, a "Relevant Party") are responsible under the Transaction Documents (as defined in the Master Trust Deed) for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraud, negligence or breach of trust of the Issuer Trustee for the purpose of this Agreement to the extent to which the act or omission was caused or contributed to by any failure by any Relevant Party or any other person who provides services in respect of the Trust (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the relevant Transaction Document, but excluding any Relevant Party) to fulfil its obligations relating to the Trust or by any other act or omission of a Relevant Party or by any other person who provides services in respect of the Issuer Trustee (other than a person who has been delegated or appointed by the Issuer Trustee and for whom the Issuer Trustee is responsible under the Transaction Documents, but excluding any Relevant Party).

14.      Successors.
         ----------

         This Agreement shall inure to the benefit of and be binding upon the Westpac Parties, the Issuer Trustee, the Underwriters, each affiliate of any Underwriter which assists such Underwriter in the distribution of the Notes, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

15.      Actions by Representatives; Notices.
         -----------------------------------

         Any action by the Underwriters hereunder may be taken by the Representatives jointly or by [*] alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by [*] alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives[*]. Notices to the Trust Manager shall be given to it at c/o Westpac Banking Corporation, 575 Fifth Avenue, 39th Floor, New York, New York 10017 (Facsimile No. 212-682-0587),
Attention: [.], with a copy to Level 6, 60 Martin Place, Sydney, NSW 2000,
Attention: [Senior Manager, Securitisation]; to the Issuer Trustee shall be given to it at c/o Westpac Banking Corporation, 575 Fifth Avenue, 39th Floor, New York, New York 10017 (Facsimile No. 212-682-0587), Attention: [], with a copy to Level 5, 50 Pitt Street, Sydney, NSW 2000, Australia, Attention: [*]; and to Westpac shall be given to it at 575 Fifth Avenue, 39th Floor, New York, New York 10017 (Facsimile No. 212-682-0587), Attention: [.]

16.      Counterparts: Applicable Law.
         ----------------------------

         This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.



         If the foregoing is in accordance with your understanding, please sign and return the enclosed counterparts hereof.

                                           Very truly yours,

                                           WESTPAC SECURITISATION MANAGEMENT
                                           PTY LIMITED


                                           By: ______________________________
                                                 Name:
                                                 Title:


                                           WESTPAC SECURITIES ADMINISTRATION
                                           LIMITED


                                           By:______________________________
                                                 Name:
                                                 Title:


                                           WESTPAC BANKING CORPORATION


                                           By:______________________________
                                                 Name:
                                                 Title:

Accepted:   [*]

[*]


Acting severally on behalf of themselves and the several Underwriters listed in
Schedule I hereto.

[*]

By: ______________________________
         Name:
         Title:


[*]

By: ______________________________
         Name:
         Title:

                                   SCHEDULE I
                                   ----------



Underwriter                                     PRINCIPAL AMOUNT OF CLASS [*]
-----------                                     NOTES TO BE PURCHASED
                                                -----------------------------




                TO BE ANNOUNCED

                                    EXHIBIT I
                                    ---------



                            Underwriters' Fee Letter